Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 27, 2026, with respect to the consolidated financial statements of Dorman Products, Inc., and the effectiveness of internal controls over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
August 13, 2026